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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement of Diversified Investors Strategic Variable Funds on Form N-3 of our reports dated February 21, 2006, relating to the financial statements and financial highlights of Diversified Investors Strategic Variable Funds, Diversified Investors Variable Funds and Diversified Investors Portfolios, which appear in the 2005 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the references to us under the headings "Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
April 27, 2006
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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firms" in both the Prospectus and Statement of Additional Information, and to the use of our report dated February 17, 2006, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 19 to the Registration Statement (Form N-3 No. 333-08543) and related Prospectus of Diversified Investors Strategic Variable Funds.

                                        /s/ Ernst & Young LLP
Des Moines, Iowa
April 24, 2006